Exhibit 99.2
Majesco Entertainment Names Michael Vesey Chief Financial Officer
EDISON, N.J., March 8, 2011 /PRNewswire/ — Majesco Entertainment Company (Nasdaq: COOL), an innovative provider of video games for the mass market, today appointed Michael Vesey as its Chief Financial Officer.
Mr. Vesey, 48, has been with Majesco for over four years, and has been acting as the company’s interim CFO since August 2010. Prior to that, he was Senior Vice President, Corporate Controller, and Chief Accounting Officer. Before coming to Majesco in 2006, Michael was Chief Financial Officer at Nuvim, Inc., a maker of dietary supplement beverages. Mr. Vesey’s experience includes over twenty years of senior financial management positions in the software and wireless industries. He is a certified public accountant and holds a BBA from Pace University.
Jesse Sutton, Chief Executive Officer of Majesco, said, “I am very happy to announce that Mike is our CFO. Mike has been with Majesco for over four years now, and has proven to be a valuable asset to the company. We are fortunate to have someone with his experience to oversee and lead our financial strategy. We are confident in his ability to manage our finances, and drive our goals of strengthening our balance sheet while continuing to invest in our product pipeline and strategic growth plan.”
“I am extremely pleased to officially be named the CFO of Majesco,” said Mr. Vesey. “This is an exciting time for the company, and I look forward to helping Majesco build on the solid foundation already in place, and help the management team execute on all of its strategic goals.”
About Majesco Entertainment Company
Majesco Entertainment Company is a provider of video games for the mass market. Building on more than 20 years of operating history, the Company is focused on developing and publishing a wide range of casual and family oriented video games on Kinect for Xbox 360®, PlayStation®Move motion controller, Wii™, Nintendo 3DS™ and DS™, Facebook® Platform, mobile and other leading platforms. Product highlights include Cooking Mama™, Babysitting Mama™, TETRIS® Party Deluxe and Zumba Fitness®. The Company’s shares are traded on the Nasdaq Stock Market under the symbol: COOL. Majesco is headquartered in Edison, NJ and has an international office in Bristol, UK. More info can be found online at www.majescoentertainment.com or on Twitter at www.twitter.com/majesco.
Safe Harbor
Some statements set forth in this release, including the estimates under the headings “Fiscal 2011 Outlook” contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause our results to differ materially from our expectations include the following: consumer demand for our products, the availability of an adequate supply of current-generation and next-generation gaming hardware, including but not limited to Nintendo’s DS and Wii™ platforms; our ability to predict consumer preferences among competing hardware platforms; consumer spending trends; the seasonal and cyclical nature of the interactive game segment; timely development and release of our products; competition in the interactive entertainment industry; developments in the law regarding protection of our products; our ability to secure licenses to valuable entertainment properties on favorable terms; our ability to manage expenses; our ability to attract and retain key personnel; adoption of new accounting regulations and standards; adverse changes in the securities markets; our ability to comply with continued listing requirements of the Nasdaq stock exchange; the availability of and costs associated with sources of liquidity; and other factors described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended October 31, 2010. We do not undertake, and specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.